Exhibit 99.B(i)(2)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Other Service Providers” in the Boston Partners Investment Funds’ Prospectuses and under the caption “Counsel” in the Boston Partners Investment Funds’ Statement of Additional Information that are included in Post-Effective Amendment No. 183 to the Registration Statement (No. 33-20827; 811-5518) on Form N-1A of The RBB Fund, Inc., under the Securities Act of 1933 and the Investment Company Act of 1940, respectively.  This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
October 29, 2015